UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2016 (December 22, 2016)

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of principal executive offices) (Zip Code)

(609) 495-2495

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2016, Innophos Holdings, Inc. and certain of its directly and/or indirectly wholly-owned subsidiaries (collectively, the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with a group of lenders (collectively, the “Lenders”), including Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A. and SunTrust Bank, as co-syndication agents.

The Credit Agreement provides the Company a revolving line of credit from the Lenders of up to $450.0 million, including a $20.0 million letter of credit sub-facility, all maturing on December 22, 2021. Interest accruing on amounts borrowed under the revolving line is based on an applicable margin over LIBOR (London Interbank Offered Rate) or bank base rate, ranging from 100 to 225 basis points for LIBOR and 0 to 125 basis points for base rate loans, in each case with loan period and interest alternative as chosen by the Company, which margin is adjusted quarterly depending on a Total Leverage Ratio (as computed under the Credit Agreement) for the period in question. Commitment fees on the unused revolving line range from 12.5 to 37.5 basis points, depending on Total Leverage Ratio (as computed under the Credit Agreement) for the period in question. The initial applicable margin for LIBOR based loans, base rate loans and the commitment fee are 175, 75 and 27.5 basis points, respectively.

The Credit Agreement also provides for possible additional revolving indebtedness under an incremental facility of up to $150.0 million (for an aggregate revolving capacity up to $600.0 million) upon future request by the Company to existing Lenders (and depending on their consent) or from other willing financial institutions invited by the Company and reasonably acceptable to the administrative agent to join in the Credit Agreement. This revolving credit facility increase, if implemented, may provide for higher applicable margins, with limitations, for interest rates than those in effect for the original revolving commitments under the Credit Agreement.

The obligations of the Company under the Credit Agreement are secured by first priority liens on substantially all the United States assets of the Company, as well as a pledge of 65% of the voting equity of entities holding the Company’s foreign subsidiaries.

The Credit Agreement contains representations given to the Lenders about the nature and status of the Company’s business that serve as conditions to future borrowings, and affirmative, as well as negative, covenants typical of senior facilities of this kind that prohibit or limit a variety of actions by the Company (and the Company’s subsidiaries) generally without the Lenders’ approval. These include covenants that affect the ability of those entities, among other things, to (a) incur or guarantee indebtedness, (b) create liens, (c) enter into mergers, recapitalizations or assets purchases or sales, (d) change names, (e) make certain changes to their business, (f) make restricted payments that include dividends, purchases and redemptions of equity, (g) make advances, investments or loans, (h) effect sales and leasebacks or (i) enter into transactions with affiliates, (j) allow negative pledges or limitations on the repayment abilities of subsidiaries or (k) amend subordinated debt. However, subject to continued compliance with the overall leverage restrictions described in more detail below, the Company retains flexibility under the Credit Agreement to develop its business and achieve strategic goals by, among other things, being permitted to take on additional debt, pay dividends, re-acquire equity and make domestic acquisitions. Foreign acquisitions and investments are also permitted provided that after giving effect to any such investment on a pro forma basis, the Total Leverage Ratio (as defined and calculated according to the Credit Agreement) shall be .25 less than the then applicable level set forth in the Credit Agreement and after giving effect to any such investment and the aggregate amount of all such investments during the term of the Credit Agreement does not exceed the Applicable Amount (as defined and calculated according to the Credit Agreement) immediately prior to giving effect to such contemplated investment. Investments in certain joint ventures are permitted in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

Among its affirmative covenants, the Credit Agreement requires the Company to maintain the following consolidated ratios (as defined and calculated according to the Credit Agreement) as of the end of each fiscal quarter:

(a) “Total Leverage Ratio” less than or equal to 3.50 to 1.00 (provided that, at the election of the Company, such ratio level shall step up to 4.00 to 1.00 for four consecutive fiscal quarters following the date on which a Permitted Acquisition (as defined in the Credit Agreement) with a purchase price equal to or greater than $75,000,000 is consummated); and

(b) “Interest Coverage Ratio” greater than or equal to 3.00 to 1.00.

On December 22, 2016, the date the Company entered into the Credit Agreement, the Total Leverage Ratio and Interest Coverage Ratio calculated in accordance with the Credit Agreement were 1.69 and 14.75, respectively.

The Credit Agreement provides for “Events of Default” that, unless waived, can or will lead to acceleration of obligations upon the occurrence, continuation and/or notice, as applicable, of specified events typical of senior facilities of this kind. These include (a) failures to pay interest or principal on loans, (b) misrepresentations, (c) failures to observe covenants, (d) cross defaults of other indebtedness in excess of $20.0 million, (e) uninsured and unsatisfied judgments in excess of $20.0 million or certain orders or injunctions, (f) bankruptcy and insolvency events, (g) events leading to aggregate liability under the Employee Retirement Income Security Act of 1974 (ERISA) in excess of $20.0 million, (h) changes of control, (i) invalidity of credit support /security agreements, and (j) certain disadvantageous changes in Credit Agreement debt compared to subordinated debt.

As of the date of this Current Report on Form 8-K, $185.0 million had been borrowed under the Credit Agreement, and total availability was $264.0 million, taking into account $1.0 million in face amount of letters of credit.

The above summary description is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

The Credit Agreement effectively replaces a smaller senior credit facility previously entered into by the Company pursuant to that certain Amended and Restated Credit Agreement, dated as of December 21, 2012, as subsequently amended, among the Company and a group of lenders, including Wells Fargo Bank, National Association, as administrative agent (the “2012 Agreement”). The proceeds of the Credit Agreement are being used, among other things, to refinance the indebtedness under the 2012 Agreement.

Item 8.01	Other Events

On December 22, 2016, the Registrant issued a press release announcing the entry into the Credit Agreement described in Item 1.01. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

10.1	Credit Agreement, dated December 22, 2016, between the Company and a group of Lenders, including Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated December 22, 2016 regarding Credit Agreement

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

December 22, 2016	By:	/s/ Joshua Horenstein
	Name:	Joshua Horenstein
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated December 22, 2016, between the Company and a group of Lenders, including Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated December 22, 2016 regarding Credit Agreement